Exhibit 10.17

AMENDMENT

to

EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is dated as of October 23, 2022, by and between Surf Air Mobility Inc. (the “Company”), and Stan Little (“Executive”).

WHEREAS, Executive is anticipated to be employed by the Company as its President pursuant to that certain Employment Agreement, dated as of May 16, 2022 (the “Employment Agreement”), effective upon the Effective Date (as defined in the Employment Agreement); and

WHEREAS, the Company has determined to appoint Executive as Chief Executive Officer (instead of President), effective upon the Effective Date; and

WHEREAS, in connection with Executive’s being appointed Chief Executive Officer of the Company, the Company and Executive desire to amend the Employment Agreement, as provided herein.

NOW, THEREFORE, the parties agree as follows:

1. The first sentence of Section 1.2 of the Employment Agreement is hereby amended, effective as of, and subject to the Effective Date, to read in its entirety as follows:

“1.2 Duties. During the Period of Employment, Executive shall serve the Company as its Chief Executive Officer, shall report to the Company’s Board of Directors (the “Board”), and shall have such authorities, duties, and obligations commensurate with such position, all subject to the lawful and reasonable directives of the Board and the corporate policies of the Company, as (in each case) such directives and policies that are in effect from time to time throughout the Period of Employment.”

2. Section 3.1 of the Employment Agreement is hereby amended, effective as of and subject to the Effective Date, to reflect that Executive’s Base Salary shall be at an annualized rate of Nine Hundred Seventy-Five Thousand Dollars ($975,000.00).

3. Section 5.3(c) of the Employment Agreement is hereby amended to delete the cross-reference in such section to Section 5.3(b)(iv) (so that Section 5.3(c) refers only to the pro- rated bonus provided in Section 5.3(b)(iii)).

4. Except as expressly modified herein, the Employment Agreement shall remain in full force and effect in accordance with its original terms.

5. Capitalized terms that are not defined herein shall have the meanings ascribed to them in the Agreement.

6. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered on the day and year first above written.

SURF AIR MOBILITY INC.

By:	/s/ Sudhin Shahani
Name:	Sudhin Shahani
Title:	CEO

EXECUTIVE

/s/ Stan Little
Stan Little